UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 19, 2012

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-49629	33-0933072
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17872 Cartwright Road

Irvine, CA 92614

(Address of principal executive offices)

(949) 399-4500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On April 20, 2012, Quantum Fuel Systems Technologies Worldwide, Inc.’s (the “Company”) wholly-owned subsidiary, Schneider Power Inc. (“SPI”), acquired Zephyr Farms Limited (“Zephyr Farms”). Zephyr Farms is the owner of a fully constructed Ontario, Canada-based 10 MW wind farm which is expected to begin producing power on a full scale basis in May 2012 under a twenty year power purchase agreement with the Ontario Power Authority.

On September 9, 2011, the Company filed a Current Report on Form 8-K (the “Original Filing”) disclosing that on August 24, 2011 SPI entered into a Purchase and Sale Agreement with Green Breeze Energy Inc. (“Green Breeze”) for the purchase and sale of all of the issued and outstanding shares of Zephyr Farms for a purchase price of CAD $2.5 million, subject to post-closing adjustment. The Purchase and Sale Agreement required that the transaction be completed by September 30, 2011, which the parties later changed to December 16, 2011. The parties were unable to satisfy certain of the closing conditions by December 16, 2011 and the Purchase and Sale Agreement terminated by its own terms.

On April 19, 2012, SPI and Green Breeze executed a Second Amending Agreement pursuant to which the Purchase and Sale Agreement was reinstated with certain amendments; in particular, the purchase price was reduced to approximately CAD $1.97 million and paid in cash at closing, except for approximately CAD $0.25 million that is being held in escrow (and subject to forfeiture) until Zephyr Farms is reimbursed for certain construction costs and expenses; certain closing conditions were removed as such conditions had already been satisfied; and the provisions related to a post-closing purchase price adjustment were deleted since the purchase price paid at closing had already been reduced by the full amount of the post-closing adjustment. The transactions contemplated under the Purchase and Sale Agreement were closed on April 20, 2012. In connection with the closing, the Company advanced SPI approximately CAD $1.97 million in order for SPI to pay the purchase price. The foregoing description of the Purchase and Sale Agreement, as amended, is not a complete description of the terms thereof and is qualified in its entirety by reference to the full text of the Purchase and Sale Agreement, which was filed as Exhibit 10.1 to the Original Filing, and incorporated herein by reference, and the full text of the Second Amending Agreement, a copy of which is filed herewith as Exhibit 10.1, and incorporated herein by reference.

As contemplated in the Original Filing, the Credit Agreement between Zephyr Farms and Samsung Heavy Industries Co., Ltd. (“Samsung”) will remain in place following the closing, subject to certain agreed upon amendments. The total principal amount due to Samsung under the Credit Agreement, as amended, is approximately CAD $22.7 million, and bears interest at an annual rate of 6.5%. Pursuant to the Credit Agreement, as amended, Zephyr Farms will make regularly scheduled semi-annual principal and interest payments for a period of nine years commencing nine months following the Zephyr wind farm’s commercial operation date (which is expected to be in May 2012). The aggregate annual amount of such principal and interest payments will be approximately CAD $2.1 million. The Zephyr wind farm is targeting to generate annual revenues in excess of CAD $3.0 million, which will be used to service these regularly scheduled debt payments. Additionally, the Credit Agreement, as amended, calls for a principal balloon payment of in year five of CAD $5.3 million and a final payment in year ten of CAD $9.6 million.

Zephyr Farms’ obligations to Samsung are guaranteed by SPI pursuant to a Limited Recourse Guarantee and Pledge Agreement. SPI pledged the shares of Zephyr Farms as collateral. The foregoing description of the Limited Recourse Guarantee and Pledge Agreement is not a complete description of the terms thereof and is qualified in its entirety by reference to the full text of the Limited Recourse Guarantee and Pledge Agreement, which is filed herewith as Exhibit 10.2, and incorporated herein by reference.

The Company executed and delivered to Samsung a limited Guarantee pursuant to which the Company guaranteed Zephyr Farms’ payment of up to CAD $1.86 million related to construction costs and expenses incurred (but not paid) by Zephyr Farms prior to closing (the “Quantum Guarantee”). The Quantum Guarantee terminates once those costs and expenses are paid. The Company anticipates that it will need to provide Zephyr Farms with additional advances of CAD $1.86 million within the next thirty days in order for it to pay the construction costs and expenses that are covered by the Quantum Guarantee. The foregoing description of the Quantum Guarantee is not a complete description of the terms thereof and is qualified in its entirety by reference to the full text of the Guarantee, which is filed herewith as Exhibit 10.3, and incorporated herein by reference.

FORWARD LOOKING STATEMENTS

Statements in this Current Report on Form 8-K that are not strictly historical in nature constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended. Such statements include, but are not limited to, when Zephyr Farms will begin producing power on a full scale basis, the amount of Zephyr Farms’ estimated annual revenues and whether its revenues will be sufficient to service the regularly scheduled semi-annual debt payments. Such forward-

looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to be materially different from any results expressed or implied by such forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement. The Company is providing this information as of this date and does not undertake any obligation to update any forward-looking statements contained in this Current Report on Form 8-K as a result of new information, future events or otherwise.

Item 2.01.	Completion of Acquisition or Disposition of Assets

The disclosure in Item 1.01 is incorporated in this Item 2.01 by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The disclosure in Item 1.01 is incorporated in this Item 2.03 by reference.

Item 8.01.	Other Events

On April 25, 2012, the Company issued a press release announcing SPI’s acquisition of Zephyr Farms. A copy of the press release is furnished herewith as Exhibit 99.1.

The information in this Item 8.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 9.01.	Financial Statements and Exhibits

(a) Financial statements of business acquired. As permitted by Item 9.01(a)(4) of Form 8-K, the Company will, if required, file the financial statements required by Item 9.01(a)(1) of Form 8-K pursuant to an amendment to this Current Report not later than seventy-one (71) calendar days after the date this Current Report must be filed.

(b) Pro forma financial information. As permitted by Item 9.01(b)(2) of Form 8-K, the Company will, if required, file the financial statements required by Item 9.01(b)(1) of Form 8-K pursuant to an amendment to this Current Report not later than seventy-one (71) calendar days after the date this Current Report must be filed.

Exhibits:

10.1	Second Amending Agreement

10.2	Limited Recourse Guaranty and Pledge Agreement

10.3	Quantum Guarantee

99.1	Press Release dated April 25, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

April 25, 2012	By:	/s/ W. Brian Olson
W. Brian Olson
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

EX-10.1	Second Amending Agreement dated April 19, 2012.

EX-10.2	Limited Recourse Guarantee and Pledge Agreement dated April 19, 2012.

EX-10.3	Guarantee dated April 19, 2012.

EX-99.1	Press Release dated April 25, 2012.